UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2007

G REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50261	52-2362509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	877-888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2007, GREIT-One World Trade Center, L.P. ("Seller"), a wholly-owned subsidiary of GREIT, Inc., entered into a Seventh Amendment to Purchase and Sale Agreement (the "Amendment"), with Legacy Partners Realty Fund II, LLC ("Buyer"). Seller and Buyer are parties to a Purchase and Sale Agreement dated as of August 17, 2006, as amended by six amendments (the "Agreement"), which provides for the sale of the One World Trade Center property located in Long Beach, California for a sales price of $150,000,000. The material terms of the Amendment extended the closing date of the Agreement to February 28, 2007. However, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the disposition of the One World Trade Center property.

The above description of the Amendment contained in Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

10.1 Seventh Amendment to Purchase and Sale Agreement by and between GREIT-One World Trade Center, L.P. and Legacy Partners Realty Fund II, LLC, dated February 22, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, Inc.

February 26, 2007	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Seventh Amendment to Purchase and Sale Agreement by and between GREIT-One World Trase Center, L.P., and Legacy Partners Realty Fund II, LLC, dated February 22, 2007.